UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2012

The Sherwin-Williams Company

(Exact Name of Registrant as Specified in Charter)

Ohio	1-04851	34-0526850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
101 West Prospect Avenue Cleveland, Ohio		44115
(Address of Principal Executive Offices)		(Zip Code)

(216) 566-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On January 26, 2012, The Sherwin-Williams Company (the “Company”) issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2011 and certain other information. A copy of this press release is furnished with this Report as Exhibit 99 and is incorporated herein by reference.

Item 8.01.	Other Events.

The Company is also filing this Current Report on Form 8-K for the purpose of conforming its historical business segment information to reflect a change in its reportable operating segments based on continued revenue growth and geographic expansion of its Global Finishes Group.

The voluntary supplemental information included in this Form 8-K updates the Company’s business segment information to reflect the change in reportable operating segments for each calendar quarter of 2011 and the years ended December 31, 2011, 2010 and 2009. There is no impact on the Company’s previously reported consolidated balance sheets, statements of consolidated income, cash flows and shareholders’ equity and comprehensive income, and the previously reported financial statements have not been updated to reflect any financial results or other changes subsequent to that date. As required by the Segment Reporting Topic of the Accounting Standards Codification, consolidated financial statements issued by the Company for the year ended December 31, 2011 and in the future will reflect the change in the Company’s reportable operating segments.

Change in Reportable Operating Segments

Effective December 31, 2011, the Company expanded its reportable operating segments from three to four due to continued revenue growth and geographic expansion of its Global Finishes Group. The Latin America Coatings Group, previously aggregated within the Global Finishes Group, will now stand on its own as an individual reportable operating segment. The Paint Stores Group, Consumer Group and Administrative Segments remain unchanged. The Company’s revised reportable segments are as follows:

•

Paint Stores Group. The Paint Stores Group Segment consisted of 3,450 company-operated specialty paint stores in the United States, Canada, Puerto Rico, Virgin Islands, Trinidad and Tobago, St. Maarten and Jamaica at December 31, 2011. Each store in this segment is engaged in the related business activity of selling paint, coatings and related products to end-use customers.

•

Consumer Group. The Consumer Group Segment develops, manufactures and distributes a variety of paint, coatings and related products to third-party customers primarily in the United States and Canada, and the Paint Stores Group and Global Finishes Group. Approximately 62 percent of the total sales of the Consumer Group in 2011 were inter-segment transfers of products primarily sold through the Paint Stores Group and Global Finishes Group.

•

Global Finishes Group. The Global Finishes Group Segment develops, licenses, manufactures, distributes and sells a variety of architectural paint and coatings, protective and marine products, automotive finishes and refinish products, original equipment manufacturers (OEM) coatings and related products primarily in North and South America, Europe and Asia. This segment licenses certain technology and trade names worldwide. Sherwin-Williams® and other controlled brand products are distributed through the Paint Stores Group and this segment’s 303 company-operated branches and by a direct sales staff and outside sales representatives to retailers, dealers, jobbers, licensees and other third party distributors.

•

Latin America Coatings Group. The Latin America Coatings Group Segment develops, licenses, manufactures, distributes and sells a variety of architectural paint and coatings, and related products in North and South America. This segment meets the demands of its customers for consistent regional product development, manufacturing and distribution presence and approach to doing business. Sherwin-Williams® and other controlled brand products are distributed through this segment’s 265 company-operated specialty paint stores and by a direct sales staff and outside sales representatives to retailers, dealers, licensees and other third party distributors.

•

Administrative. The Administrative Segment includes the administrative expenses of the Company’s corporate headquarters site, as well as interest expense, interest and investment income, certain expenses related to closed facilities and environmental-related matters, and other expenses which are not directly associated with the Reportable Operating Segments. Also included in the Administrative Segment is a real estate management unit that is responsible for the ownership, management and leasing of non-retail properties held primarily for use by the Company, including the Company’s headquarters site, and disposal of idle facilities.

In the tables below, the Company has updated its unaudited quarterly and annual data to reflect the change in reportable operating segments for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011, and for the years ended December 31, 2011, 2010 and 2009:

Thousands of dollars

	Quarter ended March 31, 2011
	Net
	External	Segment	Intersegment
	Sales	Profit	Transfers
Paint Stores Group	$929,267	$68,857
Consumer Group	294,930	41,091	$418,148
Global Finishes Group	435,317	19,438	1,298
Latin America Coatings Group	194,849	17,372	8,440
Administrative	1,223	(52,045)	2,572

	$1,855,586	$94,713	$430,458

	Quarter ended June 30, 2011
	Net External Sales	Segment Profit	Intersegment Transfers
Paint Stores Group	$1,299,047	$206,631
Consumer Group	375,634	61,371	$576,422
Global Finishes Group	482,695	30,249	2,072
Latin America Coatings Group	196,176	15,821	9,537
Administrative	1,199	(57,056)	2,443

	$2,354,751	$257,016	$590,474

	Quarter ended September 30, 2011
	Net External Sales	Segment Profit	Intersegment Transfers
Paint Stores Group	$1,417,765	$236,886
Consumer Group	351,579	41,022	$615,307
Global Finishes Group	497,023	27,569	2,326
Latin America Coatings Group	217,328	15,939	11,083
Administrative	1,225	(61,140)	2,528

	$2,484,920	$260,276	$631,244

	Quarter ended December 31, 2011
	Net External Sales	Segment Profit	Intersegment Transfers
Paint Stores Group	$1,133,747	$133,369
Consumer Group	252,138	30,170	$480,791
Global Finishes Group	463,291	13,015	3,770
Latin America Coatings Group	220,098	26,362	9,691
Administrative	1,168	(73,373)	2,577

	$2,070,442	$129,543	$496,829

Thousands of dollars

	Year ended December 31, 2011
	Net External Sales	Segment Profit	Intersegment Transfers
Paint Stores Group	$4,779,826	$645,743
Consumer Group	1,274,281	173,654	$2,090,668
Global Finishes Group	1,878,326	90,271	9,466
Latin America Coatings Group	828,451	75,494	38,751
Administrative	4,815	(243,614)	10,120

	$8,765,699	$741,548	$2,149,005

	Year ended December 31, 2010
	Net External Sales	Segment Profit	Intersegment Transfers
Paint Stores Group	$4,381,238	$619,578
Consumer Group	1,297,731	203,974	$1,769,900
Global Finishes Group	1,417,142	64,675	3,640
Latin America Coatings Group	675,175	59,005	33,604
Administrative	5,138	(269,448)	10,094

	$7,776,424	$677,784	$1,817,238

	Year ended December 31, 2009
	Net External Sales	Segment Profit	Intersegment Transfers
Paint Stores Group	$4,209,353	$600,176
Consumer Group	1,225,167	157,354	$1,715,207
Global Finishes Group	1,116,845	14,117	2,108
Latin America Coatings Group	536,630	50,897	28,282
Administrative	6,254	(199,727)	10,091

	$7,094,249	$622,817	$1,755,688

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

The following Exhibit is furnished with this Report:

Exhibit No.	Exhibit Description

99	Press Release of The Sherwin-Williams Company, dated January 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHERWIN-WILLIAMS COMPANY

January 26, 2012	By:	/s/ L.E. Stellato
L.E. Stellato
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99	Press Release of The Sherwin-Williams Company, dated January 26, 2012.